POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Lexeo Therapeutics, Inc. (the “Company”), hereby constitutes and appoints Jenny Robertson and Youjin Choi of the Company, and Jessica McBride, Carole Rosenberg and James Reilly of Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”), and each of them, as the undersigned’s true and lawful attorney-in-fact to:

1.

complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company; and

2.

do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or employed by or a partner at WSGR or another law firm representing the Company, as applicable.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 26, 2024.

Signature:  /s/ Reindaldo Diaz

Print Name:  Reinaldo Diaz